EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555

PERFICIENT ANNOUNCES ACQUISITION OF ELIXITER

SAINT LOUIS, MO (Oct. 29, 2018) - Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced the acquisition of Elixiter, Inc. (“Elixiter”), an award-winning $6 million annual revenue marketing consultancy, specializing in Marketo marketing automation services, pursuant to an Agreement and Plan of Merger dated as of October 29, 2018.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to continue to strengthen our digital capabilities with the strategic acquisition of Elixiter,” said Jeffrey Davis, Perficient’s Chairman and CEO. “Elixiter’s marketing automation capabilities and specialized Marketo services are highly complementary to those of our award-winning digital agency, Perficient Digital, where we have built a fast-growing, highly skilled Adobe practice. With Adobe’s announcement that it intends to acquire Marketo, we’re particularly excited to bolster our marketing cloud expertise, enhancing our ability to help clients deliver exceptional end-to-end, omni-channel customer experiences.”

The acquisition of Elixiter:

▪	Broadens and deepens Perficient’s digital marketing and marketing automation services;

▪	Adds approximately 40 consulting, technology, sales and general and administrative professionals; and

▪	Brings strategic client relationships with Fortune 1000 customers across several industries.

Elixiter President and Founder Andrew Hull joins Perficient in a key leadership role.

“Perficient and Perficient Digital are well known for their expertise across many technology platforms, and continue to grow their impressive premier partnership with Adobe, a key technology provider of marketing cloud and marketing automation platforms,” said Hull. “We’re thrilled to join the Perficient team, who is widely-regarded as one of the largest and most capable digital transformation consulting firms in the country, and accelerate our collective opportunities for continued growth and success within the digital marketing ecosystem.”

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Gold Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2018. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. We are under no duty to update any of the forward-looking statements after the date hereof. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017.